                            As filed with the Securities and Exchange Commission on July 18, 2000
                                                                                               Registration Number: ___-_____

                                             SECURITIES AND EXCHANGE COMMISSION
                                                   WASHINGTON, D.C.  20549

                                                          FORM S-3
                                                REGISTRATION STATEMENT UNDER
                                                 THE SECURITIES ACT OF 1933

                                                    FIRST M&F CORPORATION
                                   (Exact name of Registrant as specified in its charter)

                 MISSISSIPPI                                  6712                                 64-0636653
       (State or other jurisdiction of            (Primary Standard Industrial       (I.R.S. Employer Identification
       incorporation or organization)             Classification Code Number)        Number)

                                                 221 EAST WASHINGTON STREET
                                                KOSCIUSKO, MISSISSIPPI 39090
                                                         662-289-5121
                                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                     HUGH S. POTTS, JR.
                                                 221 EAST WASHINGTON STREET
                                                KOSCIUSKO, MISSISSIPPI 39090
                                                         662-289-5121
                                  (Name, address, including zip code, and telephone number,
                                         including area code, of agent for service)

                                                         Copies to:

                                                   L. KEITH PARSONS, ESQ.
                                            WATKINS LUDLAM WINTER & STENNIS, P.A.
                                                     POST OFFICE BOX 427
                                                   633 NORTH STATE STREET
                                                 JACKSON, MISSISSIPPI 39202
                                                       (601) 949-4900

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
plans, please check the following box. [   ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [XX ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

                                                CALCULATION OF REGISTRATION FEE

                                                          Proposed maximum      Proposed maximum           Amount of
   Title of each class of          Amount to be            offering price      aggregate offering        registration
 securities to be registered        registered                per unit               price                   fee
Common Stock, par value          124,326(1) Shares            $21.00(2)           $2,610,846(2)             $690
$5.00 per share
============================== ======================= ======================= ==================== =============================

(1)  If, prior to the completion of the distribution of the Common Stock covered by this registration statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c).  Based on the average of the high and low prices, as reported by NASDAQ, as of July 17, 2000

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT
WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME
EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                     PROSPECTUS

                                                   124,326 Shares

                                               FIRST M&F CORPORATION

                                                    Common Stock

                                                -------------------

        Shares of common stock of First M&F Corporation are being offered by this Prospectus. The Shares will be sold from time to time by the Selling Shareholders identified under the caption “Selling Shareholders”. Each of the Selling Shareholders acquired the First M&F Shares as the result of acquisitions by First M&F through its wholly owned subsidiary, Merchants & Farmers Bank, of insurance agencies of which the Selling Shareholders were owners. The Shares may be sold by the Selling Shareholders from time to time at varying prices determined at the time of sale or at negotiated prices. First M&F will not receive any of the proceeds from the sale of the Shares.

        First M&F common stock is quoted on the Nasdaq National Market under the symbol "FMFC." The last sale price for the common stock on July 17, 2000, as reported on the Nasdaq National Market System, was $21.00 per share.

        The address and telephone number of the principal executive office of First M&F is 221 Washington Street, Post Office Box 520, Kosciusko, Mississippi 39090 and the telephone number is (662) 289-5121.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The securities offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by First M&F or the Selling Shareholders.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

The date of this Prospectus is ___________, 2000.

                                                 TABLE OF CONTENTS

INFORMATION ABOUT FIRST M&F

        First M&F Corporation is a bank holding company under the Bank Holding Company Act. It engages exclusively in the banking business through its subsidiary, Merchants & Farmers Bank. The principal executive offices of First M&F and M&F Bank are located at 221 Washington Street, Kosciusko, Mississippi. The mailing address of the principal executive office is Post Office Box 520, Kosciusko, Mississippi 39090 and the telephone number is (662) 289-5121.

        First M&F was incorporated in 1979 by management of M&F Bank and became the parent of M&F Bank through an exchange offer pursuant to which First M&F issued shares of common stock and debentures in exchange for the then outstanding shares of M&F Bank. First M&F presently owns 100% of the outstanding stock of M&F Bank.

        M&F Bank was chartered and organized under the laws of the State of Mississippi in 1890 and accounts for substantially all of the total assets and revenues of First M&F. M&F Bank is the fifth largest bank in the state. M&F Bank offers a complete range of commercial and consumer banking services through its main office and two branch offices in Kosciusko and over thirty locations in Ackerman, Brandon, Bruce, Canton, Cleveland, Clinton, Durant, Grenada, Lena, Madison, Oxford, Pearl, Philadelphia, Pittsboro, Puckett, Ridgeland, Southaven, Starkville, Tupelo and Weir, Mississippi. M&F Bank offers commercial, real estate, consumer and agricultural loans and a variety of deposit and investment products to its customers. Trust services are also offered in the Kosciusko main office.

         M&F Bank has nine wholly-owned subsidiaries, M & F Financial Services, Inc., which operates one finance company office, First M & F Insurance Company, Inc., a credit life insurance company, M & F Insurance Agency, Inc., a general insurance agency, Tyler, King & Ryder, Inc., a general insurance agency, Reynolds Insurance & Real Estate Agency, Inc., a general insurance agency, Insurance Services, Inc., a general insurance agency, The House of Insurance, Inc., a general insurance agency, Starkville Insurance, Inc., a general insurance agency, and Merchants and Farmers Bank Securities Corporation, a real estate property management company.

        Additional information about First M&F and its subsidiaries is included in documents incorporated by reference in this Prospectus. See “Information Incorporated by Reference.”

USE OF PROCEEDS

        The Selling Shareholders will receive all of the net proceeds from the sale of the Shares offered by this Prospectus. None of the proceeds will be available for First M&F’s use or benefit.

SELLING SHAREHOLDERS

        M&F Bank acquired all the issued and outstanding shares of common stock of Tyler, King & Ryder, Inc., a Mississippi corporation, pursuant to that certain Stock Acquisition Agreement dated September 20, 1999, by and among M&F Bank, Wayne E. Heilbronner, James A. Tyler, Charles D. King, and Daniel N. Ryder. M&F Bank also acquired all the issued and outstanding shares of common stock of Reynolds Insurance & Real Estate Agency, Inc., a Mississippi corporation, pursuant to that certain Stock Acquisition Agreement dated December 20, 1999, by and among M&F Bank and William L. Polk. M&F Bank later acquired all the issued and outstanding shares of common stock of Insurance Services, Inc., a Mississippi corporation, pursuant to that certain Stock Acquisition Agreement dated January 3, 2000, by and among M&F Bank and Richard Porter.

        Pursuant to each Stock Acquisition Agreement, the shares of each company being acquired were exchanged for shares of First M&F common stock in transactions which were exempt from registration under the

Securities Act of 1933, as amended. First M&F is registering those Shares of its common stock on a Registration Statement on Form S-3, of which this Prospectus forms a part. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Shareholders may offer the Shares for resale from time to time.

        The following table lists the Selling Shareholders and sets forth certain information known to us as of June 20, 2000 regarding the beneficial ownership of common stock of each Selling Shareholder. The following table assumes that the Selling Shareholders sell all of the Shares offered by this Prospectus. We are unable to determine the exact number of Shares that actually will be sold.

                                                                        Number of
                                  Ownership of Common Stock           Shares Being            Ownership of Common Stock
                                     Before the Offering                 Offered                  After the Offering

Name                           Number of Shares      Percent(1)                           Number of Shares       Percent(1)
----                           ----------------      ----------                           ----------------       ----------
Wayne E. Heilbronner                 2,531               .05              2,531                   0                  -
James A. Tyler                      19,542               .42             19,542                   0                  -
Charles D. King                     19,542               .42             19,542                   0                  -
Daniel N. Ryder                     19,542               .42             19,542                   0                  -
Calvin E. Robertson                  8,840               .19              8,840                   0                  -
William L. Polk                     18,970               .41             18,970                   0                  -
Richard Porter                      35,359               .76             35,359                   0                  -

(1)      On June 20, 2000, there were 4,623,284 shares of First M&F common stock outstanding.

PLAN OF DISTRIBUTION

        The sale or distribution of all or any portion of the Shares may be effected from time to time by the Selling Shareholders directly, indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on The NASDAQ Stock Market, in the over-the-counter market, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         The methods by which the Shares may be sold or distributed include, without limitation,

         (1)      a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

         (2)      purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus,

         (3)      exchange distributions and/or secondary distributions in accordance with the rules of The
                  NASDAQ Stock Market,

         (4)      ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         (5)      privately negotiated transactions.

        The Selling Shareholders may from time to time deliver all or a portion of the Shares to cover a short sale or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position. The Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

        At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents, broker-dealers or underwriters, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by the Selling Shareholders and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Shareholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. As of the date of this Prospectus, there are no selling arrangements between the Selling Shareholders and any broker or dealer.

        In offering the Shares, the Selling Shareholders and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Shareholders may be considered “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any profits realized by the Selling Shareholders and the compensation of any broker/dealers may be deemed to be underwriting discounts and commissions.

        Shares not sold pursuant to the Registration Statement of which this Prospectus is a part may be subject to certain restrictions under the Securities Act and could be sold, if at all, only pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares which does not exceed the greater of one percent of First M&F’s outstanding common stock or the average weekly reported trading volume of First M&F’s common stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of First M&F and who has satisfied a two-year holding period without volume limitation. Therefore, both during and after the effectiveness of the Registration Statement, sales of the Shares may be made by the Selling Shareholders pursuant to Rule 144.

        First M&F will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. First M&F will bear the costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, its legal and accounting fees and any printing fees. The Selling Shareholders will bear the cost of underwriting commissions and/or discounts, if any, and selling commissions.

INDEMNIFICATION

        Directors, officers, employees, and agents of First M&F and its subsidiaries are entitled to indemnification as expressly permitted by the provisions of the Mississippi Business Corporation Act, First M&F’s articles of incorporation, and First M&F’s liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling First M&F pursuant to the foregoing provisions, First M&F has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

EXPERTS

        The consolidated financial statements of First M&F incorporated in this Prospectus by reference from the First M&F Annual Report on Form 10-K have been audited by Shearer, Taylor & Co., P.A., independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINION

        Certain legal matters in connection with the First M&F common stock being offered hereby will be passed upon by Watkins Ludlam Winter & Stennis, P.A., counsel for First M&F.

REFERENCES TO ADDITIONAL INFORMATION

        First M&F has filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of the Shares of First M&F common stock to be offered by this Prospectus. This Prospectus is part of that Registration Statement. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about First M&F and the First M&F common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this Prospectus.

        In addition, First M&F files reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

              Public Reference Room              New York Regional Office       Chicago Regional Office
              450 Fifth Street, N.W.             7 World Trade Center           Citicorp Center
              Room 1024                          Suite 1300                     Suite 1400
              Washington, D.C.  20549            New York, NY 10048             Chicago, IL 60661-2511

         You may also obtain copies of this information by mail, at prescribed rates, from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or by calling the SEC at 1-800- SEC-0330.

        The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like First M&F, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can view and download a copy of the Registration Statement, including exhibits, at this web site.

        You can also inspect reports, proxy statements and other information about First M&F at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows First M&F to “incorporate by reference” information into this Prospectus. This means that First M&F can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by other information that is set forth directly in this document.

        This Prospectus incorporates by reference the documents set forth below that First M&F has previously filed with the SEC. They contain important information about First M&F and its financial condition.

         First M&F SEC Filings                        Period
         ---------------------                        ------

         Annual Report on Form 10-K                   Year ended December 31, 1999, as filed March 30, 2000
         Quarterly Reports on Form 10-Q               Quarter ended March 31, 2000, as filed May 12, 2000

        First M&F incorporates by reference additional documents that may be filed with the SEC between the date of this Prospectus and the date of completion of the offering of the Shares of First M&F common stock by the Selling Shareholders. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

        Any statement contained herein, in any supplement hereto, or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any supplement hereto, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        You can obtain any of the documents incorporated by reference in this document through First M&F, or from the SEC through the SEC’s Internet world wide web site at the address described in “References to Additional Information.” Documents incorporated by reference are available from First M&F without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus. You can obtain documents incorporated by reference in this Prospectus by requesting them in writing or by telephone from:

                                   Robert C. Thompson, III
                                   Chief Financial Officer
                                   First M&F Corporation
                                   221 Washington Street
                                   Kosciusko, Mississippi 39090
                                   Telephone (662) 289-5121

        If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

        You should rely only on the information contained in or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from the information in this document. This Prospectus is dated _____________, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Registration Fee                          $690
Accountants' Fee*                        1,000
Printing Fees*                               0
Miscellaneous Expenses*                      0
Legal Fees*                              5,000
Total*                                  $6,690

 *Estimated.

        First M&F will bear the costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, its legal and accounting fees and any printing fees. The Selling Shareholders will bear the cost of underwriting commissions and/or discounts, if any, and selling commissions.

Item 15. Indemnification of Directors and Officers

        Section 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act provide First M&F with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of the First M&F directors under certain circumstances.

        Under the Mississippi Business Corporation Act, the Articles of Incorporation may limit any right to indemnification or advance of expenses and may contain provisions which authorize broader indemnification.

        Article Eleven of First M&F's Articles of Incorporation require First M&F to indemnify any person who was or is a party or is threatened to be made a party to a civil, criminal, administrative or investigative action (other than an action by or on behalf of First M&F) because he is or was an officer, director, employee or agent of First M&F, or is or was at the request of First M&F serving as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred. In case of an action by or on behalf of First M&F, First M&F is required to provide indemnity for expenses (including attorneys' fees) actually and reasonably incurred in connection with such action if such person is not adjudged to be liable for negligence or misconduct in the performance of his duty or if a court determines that despite the negligence or misconduct, in view of all the circumstance, indemnity for expenses is proper.

        Under Article Eleven, indemnification may be made in specific cases only if a determination is made by either a disinterested quorum of the Board of Directors, independent legal counsel, the shareholders of First M&F or a court of competent jurisdiction that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First M&F, and, with respect to criminal actions, the person had no reasonable cause to believe his conduct was unlawful. Indemnification under Article Eleven is not extended to suits instituted by the person seeking indemnification, unless the Board of Directors approves otherwise.

        First M&F may pay expenses incurred in advance of the final disposition of an action, if the Board of Directors approves and if the person seeking indemnification undertakes (or someone undertakes on his behalf) to repay First M&F if it is ultimately determined that he is not entitled to indemnification under Article Eleven.

        Article Eleven also authorized First M&F to purchase and maintain insurance on behalf of any person who is or was director, officer, employee, and agent of First M&F or is or was serving at the request of First M&F as a director, officer, employee or agent of another enterprise against any resulting liability regardless of whether the indemnification would be available against such liability under Article Eleven.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules

        The following exhibits are furnished, or incorporated by reference, as a part of this Registration Statement:

         Exhibit Number                  Description
         --------------                  -----------

                4.1                 Articles of Incorporation of First M&F, as amended (1).

                4.2                 Bylaws of First M&F (1).

                5                   Opinion of Watkins Ludlam Winter & Stennis, P.A. regarding legality of common stock registered hereby.

                15.1                Letter of Shearer Taylor & Co., P.A. re unaudited interim financial information.

                23.1                Consent of Shearer Taylor & Co., P.A.

                24.1                Power of Attorney (included on signature page).

(1) These documents were filed as Exhibits 3(a) and 3(b) on Form S-1 (File No. 33-08751) filed with the SEC on September 15, 1986, and are hereby specifically incorporated by reference herein.

Item 17. Undertakings

Undertakings related to Rule 415 Offering:

         The undersigned Registrant hereby undertakes:

         (a)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                  (i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
                  (ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the
                  Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings related to filings incorporating subsequent Exchange Act documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the
         Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section
         15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertaking related to request for acceleration of effective date.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kosciusko, State of Mississippi on this the 12th day of July, 2000.

                                                      FIRST M&F CORPORATION

                                                      By:      /s/ Hugh S. Putts, Jr.
                                                               ----------------------
                                                               Hugh S. Potts, Jr.
                                                               Chairman of the Board and Chief Executive Officer
                                                               (Principal Executive Officer)

                                                      By:      /s/ Robert C. Thompson, III
                                                               ---------------------------
                                                               Robert C. Thompson, III
                                                               Chief Financial Officer (Principal Financial and
                                                               Principal Accounting Officer)

Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh S. Potts, Jr. and Robert C. Thompson, III, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURES                                  CAPACITIES                                    DATE

By: /s/ Hugh S. Potts, Jr.                      Chairman and Chief Executive                  July 12, 2000
   ---------------------------                  Officer, Director
                                                (Principal Executive Officer)

By: /s/ Scott M. Wiggers                              Director                                July 12, 2000
   ---------------------------

By: /s/ Susan P. McCaffery                            Director                                July 12, 2000
   ---------------------------

By: /s/ Barbara K. Hammond                            Director                                July 12, 2000
   ---------------------------

By: /s/ Joe Ivey                                      Director                                July 12, 2000
   ---------------------------

By: /s/ J. Marlin Ivey                                Director                                July 12, 2000
   ---------------------------

By: /s/ W.C. Shoemaker                                Director                                July 12, 2000
   ---------------------------

By: /s/ Otho E. Pettit, Jr.                           Director                                July 12, 2000
   ---------------------------

By: /s/ Toxey Hall, III                               Director                                July 12, 2000
   ---------------------------

By: /s/ C.W. Ritter, Jr.                              Director                                July 12, 2000
   ---------------------------

By: /s/ Fred A. Bell, Jr.                             Director                                July 12, 2000
   ---------------------------

By: /s/ E.G. Woodard                                  Director                                July 12, 2000
   ---------------------------

By: /s/ James F. Ingram                               Director                                July 12, 2000
   ---------------------------

By: /s/ C.V. Imbler                                   Director                                July 12, 2000
   ---------------------------

By: /s/ James I. Tims                                 Director                                July 12, 2000
   ---------------------------

By: /s/ Mike W. Sanders                               Director                                July 12, 2000
   ---------------------------

By: /s/ Jon A. Crocker                                Director                                July 12, 2000
   ---------------------------

By: /s/ Charles T. England                            Director                                July 12, 2000
   ---------------------------

INDEX TO EXHIBITS

Exhibit Number          Description
--------------          -----------

      4.1               Articles of Incorporation of First M&F, as amended (1).

      4.2               Bylaws of First M&F (1).

      5                 Opinion of Watkins Ludlam Winter & Stennis, P.A. regarding legality of common stock registered hereby.

      15.1              Letter of Shearer Taylor & Co., P.A. re unaudited interim financial information.

      23.1              Consent of Shearer Taylor & Co., P.A.

      24.1              Power of Attorney (included on signature page).

(1) These documents were filed as Exhibits 3(a) and  3(b) on Form S-1 (File No. 33-08751) filed with the SEC on
September 15, 1986, and are hereby specifically incorporated by reference herein.